UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006
LEVITT CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Blvd., Fort Lauderdale, Florida		33309

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4950
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.
     The information contained in this item (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and 9.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.
     On July 26, 2006, the Company issued a press release announcing its preliminary financial results for the quarter ended June 30, 2006. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 24, 2006, the Board of Directors of the Company appointed Jeanne Prayther as Chief Accounting Officer. Ms. Prayther, age 39, has been employed by the Company since May 1, 2006. Ms. Prayther was employed by KPMG LLP from 1988 to 2000. Ms. Prayther was subsequently employed by Daleen Technologies, Inc., a global provider of high performance billing and customer care software solutions, as Vice President — Finance from June 2000 to August 2001 and as Chief Financial Officer from August 2001 to May 2004. From May 2004 to May 2006, Ms. Prayther was Vice President of Finance and Corporate Controller of Mastec, Inc., a leading specialty contractor for communications companies, utilities and governments.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibit 99.1 Press Release dated July 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVITT CORPORATION
Date: July 27, 2006

By:	/s/ George P. Scanlon
	Name:	George P. Scanlon
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated July 26, 2006.

4